EXHIBIT A

                             DEMAND PROMISSORY NOTE


$250,000                                                  Minneapolis, Minnesota
                                                                November 7, 1995

         FOR VALUE RECEIVED, the undersigned, Innovative Accessories, Inc. an Oklahoma corporation ("Maker") promises to pay to the order of Lund International Holdings, Inc., a Delaware corporation ("Lender"), at 911 Lund Boulevard, Anoka, Minnesota 55303 (or at such other place as the holder hereof shall notify Maker in writing) the principal amount as shown on Schedule 1 hereto, which amount shall be not less than Two Hundred Fifty Thousand Dollars $250,000 with interest from the date hereof on the unpaid principal balance hereunder to be calculated on the first business day of each month at an annual rate equal to 8%. Interest shall be paid monthly, in arrears, on the fifteenth day of each month. The principal amount of this Note, and all interest accrued thereon, shall be due and automatically payable on demand.

         Principal and interest shall be payable in lawful money of the United States of America.

                  If any default occurs in any payment due under this Note, Maker and its successors and assigns promise to pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by each holder hereof in collecting or attempting to collect the indebtedness under this Note. None of the provisions hereof and none of the holder's rights or remedies hereunder on account of any past or future defaults shall be deemed to have been waived by the holder's acceptance of any past due installments or by any indulgence granted by the holder to Maker.

         Maker and its successors and assigns hereby waive presentment, demand, protest and notice thereof or of dishonor, and agree that they shall remain liable for all amounts due hereunder notwithstanding any extension of time or change in the terms of payment of this Note granted by any holder hereof, any change, alteration or release of any property now or hereafter securing the payment hereof or any delay or failure by the holder hereof to exercise any rights under this Note or the Security Agreement.

         This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed the day and year first above written.




                                                  INNOVATIVE ACCESSORIES, INC.


                                                  By: /s/ James A. Nett
                                                  President


                                                  By: /s/ Marilyn Lee Nett
                                                  Secretary

         The undersigned, James A. Nett, majority shareholder and President of Maker, hereby irrevocably and unconditionally guarantees the prompt payment of the foregoing note.


                                                  GUARANTOR

                                                  /s/ James A. Nett
                                                  James A. Nett
                                                  Date: November 7, 1995


                                   SCHEDULE 1


AMOUNT BORROWED                                                         DATE